UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2008

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-55166	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 Telegraph Avenue Suite #310

Berkeley, CA 94705

(Address of Principal Executive Offices)

(510) 281-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, Nile Therapeutics, Inc., or the Company, appointed Hsiao Dee Lieu, M.D., F.A.C.C., as its Vice President of Clinical Research. In connection with Dr. Lieu’s appointment to the position of vice president, the Company and Dr. Lieu entered into an offer letter on February 22, 2008, or the Offer Letter. Pursuant to the terms of the Offer Letter, Dr. Lieu will receive an annual base salary of $250,000. In addition, Dr. Lieu will receive a one-time signing bonus of $42,000 and will be eligible for a discretionary bonus equal to up to 30% of his annual base salary based upon the accomplishment of certain performance goals set forth by the Compensation Committee. The Company has also agreed to grant Dr. Lieu, subject to approval by the Company’s Board of Directors, stock options pursuant to the Company’s 2005 Stock Option Plan to purchase 200,000 shares of the Company’s common stock, performance-based stock options to purchase up to 100,000 shares of the company stock based on the achievement of certain milestones, and two addition options totaling 125,000 shares related to the Company’s acquisition of technology first identified by Dr. Lieu. Each of these options vest in accordance with differing schedules as set forth in the Offer Letter.

The description of the Offer Letter is qualified in its entirety by the full text of the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Dr. Lieu has significant translational experience, which includes molecular cardiology research through clinical execution of large multinational Phase III clinical trials. Prior to joining the Company, Dr. Lieu served as Director of Clinical Development for Portola Pharmaceuticals, Inc. Before joining Portola, Dr. Lieu worked at CV Therapeutics, Inc., where he served as Director, Clinical Research and Development. Dr. Lieu also worked as a researcher at the J. David Gladstone Institute of Cardiovascular Disease at the University of California at San Francisco (“UCSF”) conducting molecular cardiology research. Dr. Lieu currently serves as Assistant Clinical Professor of Medicine, Cardiology Division at UCSF. Dr. Lieu completed his clinical cardiology fellowship at UCSF and his residency in internal medicine at Columbia University. He received his M.D. from the Albert Einstein College of Medicine with distinction in molecular biology research, and his B.A. from New York University.

On February 25, 2008 the Company issued a press release announcing the appointment of Dr. Lieu. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is furnished to, but not filed with, the Securities and Exchange Commission. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter between the Company and Hsiao Dee Lieu, M.D., F.A.C.C. entered into on February 22, 2008.

99.1	Press Release of Nile Therapeutics, Inc. dated February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 26, 2008	NILE THERAPEUTICS, INC.

	By:	/s/ Peter M. Strumph
	Name:	Peter M. Strumph
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between the Company and Hsiao Dee Lieu, M.D., F.A.C.C. entered into on February 22, 2008.

99.1	Press Release of Nile Therapeutics, Inc. dated February 25, 2008.